UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2007

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joseph Francis Trepanier III as Chief Operating Officer

Effective August 15, 2007, Smart Online, Inc. (the "Company") entered into an employment agreement with Joseph Francis Trepanier III (the "Trepanier Agreement") pursuant to which Mr. Trepanier will serve as the Company’s Chief Operating Officer.

Mr. Trepanier, who is 38 years of age, joined the Company after serving as Chief Operations and Financial Officer of DataFlux Corporation, a SAS company, from 2004 to 2007. At DataFlux, Mr. Trepanier oversaw all financial and accounting management and strategic business and sales operations. From 2002 to 2004, Mr. Trepanier served as the Director of Worldwide Finance & Operations for Aspen Technology, based in Cambridge, Massachusetts. Mr. Trepanier is a licensed Certified Public Accountant in North Carolina and Massachusetts.

The term of the Trepanier Agreement commences on August 15, 2007 and may be terminated as provided in the Trepanier Agreement. Under the terms of the Agreement, Mr. Trepanier will (i) receive an initial annual base salary of $163,000, subject to annual increases as may be approved by the Company’s Board of Directors or any committee thereof and (ii) be eligible to participate in all applicable incentive, savings, and retirement plans, practices, policies, and programs of the Company for which senior management employees are eligible generally. Mr. Trepanier will also receive an award of 25,000 shares of restricted stock in the Company pursuant to the Company’s 2004 Equity Compensation Plan, which will vest in 8 equal quarterly installments. In connection with the grant of the restricted stock, Mr. Trepanier executed a Restricted Stock Agreement in the form attached hereto as Exhibit 10.1, which is incorporated herein by reference.

If Mr. Trepanier’s employment is terminated (i) by the Company for Cause (as defined below), (ii) by Mr. Trepanier other than for Good Reason (as defined below), (iii) by death, (iv) by disability, or (v) following a Change in Control (as defined below), the Company shall only be obligated to pay Mr. Trepanier his annual base salary then in effect through the date of termination and shall have no further obligations under the Trepanier Agreement.

If the Company terminates Mr. Trepanier’s employment without Cause (as defined below) or if Mr. Trepanier terminates his employment for Good Reason (as defined below), Mr. Trepanier will be entitled to receive his base salary then in effect and benefits for sixty days following termination.

For purposes of the Trepanier Agreement, "Cause" is defined to mean unacceptable conduct by Mr. Trepanier, including but not limited to any:

• participation in a fraud or act of dishonesty against the Company;
• chemical dependence which affects his performance;
• breach of his fiduciary duties to the Company
• willful failure to perform his duties;
• breach of the Company’s policies or any material provision of the Trepanier Agreement;
• misconduct resulting in loss to the Company or damage to the reputation of the Company; or
• conduct which, in the determination of the Company’s Board of Directors, demonstrates unfitness to serve.

For purposes of the Trepanier Agreement, "Good Reason" is defined to mean:

• any demotion or diminution in Mr. Trepanier’s position, title, reporting position, or duties;
• relocation of Mr. Trepanier’s office to a location more than thirty miles outside of Research Triangle Park, North Carolina; or
• any material, continuing breach of the Trepanier Agreement by the Company.

For purposes of the Trepanier Agreement, a "Change of Control" will generally be deemed to have occurred if:

• the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act and Regulation 13D thereunder) of 50% or more of the Company’s common stock is acquired or becomes held by any person or group of persons (within the meaning of Section 13(d)(3) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company; or
• assets or earning power constituting more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold, mortgaged, leased, or otherwise transferred, in one or more transactions not in the ordinary course of the Company’s business, to any such person or group of persons.

Provided, however, that a Change in Control shall not be deemed to have occurred upon an investment by one or more venture capital funds, Small Business Investment Companies (as defined in the Small Business Investment Act), or similar financial investors.

The Trepanier Agreement contains other terms and provisions that are customary for employment agreements of this nature, including covenants not to (i) compete with or solicit employees or customers of the Company for two years after the termination of Mr. Trepanier’s employment or (ii) disclose confidential information of the Company.

Amendment of Employment Agreement with Thomas P. Furr

Effective August 15, 2007, the Company and Thomas P. Furr executed an amendment (the "Amendment") to the employment agreement, dated April 1, 2004, by and between the Company and Mr. Furr (the "Furr Agreement"). Pursuant to the Amendment, Mr. Furr’s position with the Company was changed from Chief Operating Officer to Chief Strategy Officer. No other provisions of the Furr Agreement were amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:

Form of Restricted Stock Award Agreement (for employees) under Smart Online, Inc.’s 2004 Equity Compensation Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

August 21, 2007	By:	/s/ Michael Nouri

Name: Michael Nouri
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Exhibit 10.1: Form of Restricted Stock Award Agreement (for employees) under Smart Online, Inc.’s 2004 Equity Compensation Plan